UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020 (June 16, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2020, the Compensation and Organization Committee of the Board of Directors of AECOM (the “Compensation Committee”) approved the AECOM Senior Leadership Severance Plan (the “Severance Plan”). Each named executive officer (other than Michael S. Burke, who previously announced his plans to retire as Chief Executive Officer) currently employed by AECOM (the “Company”) will be an eligible employee under the Severance Plan.

The Severance Plan provides that, upon the termination of employment of an eligible employee by the Company other than for “cause” or due to death or disability (other than a termination in connection with a change in control of the Company), in addition to the payment of accrued obligations, the eligible employee will receive the following compensation and benefits: (i) a lump sum payment equal to one (1) times the eligible employee’s base salary (except with respect to W. Troy Rudd, whose multiple is two (2) times base salary, pursuant to his letter agreement with the Company setting forth the terms of his employment and compensation while serving as Chief Executive Officer of the Company (the “Rudd Letter Agreement”)); (ii) a prorated target bonus for the fiscal year in which the termination occurred based on the number of days of service in the fiscal year; (iii) additional service vesting credit for purposes of outstanding equity awards based on the eligible employee’s years of service with the Company (12 months of credit for five to ten years of service and 24 months of credit for more than ten years of service); and (iv) a lump sum payment in respect of the monthly employer portion of healthcare premiums multiplied by 12 (except with respect to Mr. Rudd, whose premiums are multiplied by 24 pursuant to the Rudd Letter Agreement). The receipt of the foregoing severance payments and benefits will be subject to the eligible employee’s execution of a separation and release agreement that contains customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.

Item 8.01. Other Events.

On June 17, 2020, the Company issued a press release announcing that it has commenced a cash tender offer (the “Offer”) for up to $639 million in aggregate principal amount of its outstanding 5.875% Senior Notes due 2024 and 5.125% Senior Notes due 2027 (collectively, the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The Company is making the Offer at par to satisfy obligations under the indentures governing the Notes relating to the use of certain cash proceeds from the Company’s previously announced disposition of its Management Services business, which was completed on January 31, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 17, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: June 17, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer

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